                                                               EXHIBIT 23.5
                                   CONSENT OF

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

         We hereby consent to the use of our opinion letter dated July 30, 2000 to the Board of Directors of FPL Group, Inc. as Annex B to the joint proxy statement/prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed business combination involving FPL Group, Inc. and Entergy Corporation, and to the references to such opinion in such joint proxy statement/prospectus under the caption "THE MERGER--Opinion of FPL Group's Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                           MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                      INCORPORATED

                                      By:  /s/ Mary E. Ryan
                                           -------------------------------------
                                      Name:   Mary E. Ryan
                                      Title:  Vice President, Investment Banking

New York, New York
August 24, 2000